                                                                EXHIBIT 23.4


              [MCDANIEL & ASSOCIATES CONSULTANTS LTD. LETTERHEAD]


Reference:  SOUTHERN MINERAL CORPORATION
            REGISTRATION STATEMENT FORM S-2



We consent to the reference to our evaluation of Spruce Hills Production Company Inc., a subsidiary of Southern Mineral Corporation, as of December 31, 1996, based on constant price assumptions, in the Registration Statement on Form S-2 of Southern Mineral Corporation and any amendments thereto and to all references to this firm in the Prospectus, which is part of the Registration Statement.


MCDANIEL & ASSOCIATES CONSULTANTS LTD.



B. H. EMSLIE
---------------------
B. H. Emslie, P. Eng.
Vice President



Calgary, Alberta
Dated: September 17, 1997